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                                 EXHIBIT 23.3

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               Consent of Independent Certified Public Accountants





Tengasco, Inc.
Knoxville, Tennessee



                  We hereby consent to the use in this Registration Statement of our report dated June 5, 1997 (except for Note 14(c) as to which date is December 1, 1997), relating to the consolidated financial statements of Tengasco, Inc. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


     /s/ BDO SEIDMAN, LLP

                                                     BDO SEIDMAN, LLP



Atlanta, Georgia
December 8, 1997